UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54383	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2014, at the 2014 Annual Meeting of Shareholders of United Development Funding IV (the “Trust”), the shareholders approved the amendment and restatement of the Trust’s declaration of trust. The amended and restated declaration of trust became effective on July 30, 2014, upon the Trust’s filing of the Third Articles of Amendment and Restatement of Declaration of Trust with the Maryland State Department of Assessments and Taxation. A summary of the changes in the amended and restated declaration of trust is described in the Trust’s definitive proxy statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on May 29, 2014.

In connection with the listing of the Trust’s common shares of beneficial interest on the NASDAQ Global Select Market on June 4, 2014 (the “Listing”) and the amendments and restatement of the declaration of trust, the Board of Trustees of the Trust (the “Board”) has approved an amendment and restatement of the Trust’s bylaws, effective upon July 30, 2014, to remove provisions relating to the NASAA Statement of Policy Regarding Real Estate Investment Trusts (the “NASAA REIT Guidelines”) requirements that are no longer applicable to the Trust after its Listing and make certain other changes. Among other things, the amended and restated bylaws:

•	Establish more detailed procedures for shareholders to call a special meeting of shareholders. The procedures address issues relating to (a) an increase in the percentage of shares required to call a special meeting of shareholders from 10% as required by the NASAA REIT Guidelines to a majority, (b) delivery and contents of the initial notices from shareholders requesting a special meeting, (c) the fixing of a record date for determining shareholders entitled to request a special meeting and shareholders entitled to notice of and to vote at the meeting, (d) responsibility for the costs of preparing and mailing notice of the meeting, (e) setting the time, date and place of special shareholders meetings, (f) revocation of requests for special shareholders meetings and (g) verifying the validity of a shareholder request for a special meeting.

•	(a) Clarify that notice of shareholders meetings may be given by electronic transmissions, (b) provide for “householding” of notices, as permitted by the Maryland law and federal proxy rules, (c) clarify that notice of the date, time and place to which a shareholder meeting is postponed must be given by the Trust no less than 10 days prior to such date.

•	Provide that trustees will be elected by a plurality of all votes cast.

•	Establish more detailed advance notice procedures for shareholder nominations for trustees and other shareholder proposals and expand the information required to be disclosed by the shareholder making a proposal or nomination.

•	Clarify the method by which a trustee may resign from the Board.

•	Delete the NASAA REIT Guidelines requirement that certain matters must be approved by a majority of the independent trustees.

•	Delete the NASAA REIT Guidelines requirement that independent trustees nominate replacements for vacancies among the independent trustees’ positions.

•	Delete the section providing for no trustee liability for losses which occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or shares of beneficial interest have been deposited.

•	Delete the section providing that, unless required by law, no trustee is obligated to give any bond or surety for the performance of his or her duties.

•	Delete the NASAA REIT Guidelines requirement that all Board committees be comprised of a majority of independent trustees.

2

•	Clarify that the Board may designate the Chairman of the Board as an executive or non-executive chairman and that the Chairman of the Board shall not, solely by reason of the bylaws, be an officer of the Trust.

•	Clarify that a shareholder is not entitled to a share certificate unless the Board determines that certificates will be issued.

•	Clarify that a shareholders meeting may be postponed without further notice to a date not more than 120 days after the record date originally fixed for the meeting.

The foregoing description of the amended and restated declaration of trust and the amended and restated bylaws is qualified in its entirety by the full text of the Third Articles of Amendment and Restatement of Declaration of Trust and the Amended and Restated Bylaws of the Trust, attached as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Third Articles of Amendment and Restatement of Declaration of Trust of United Development Funding IV, effective July 30, 2014

3.2	Amended and Restated Bylaws of United Development Funding IV, effective July 30, 2014

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

	By:	/s/ Hollis M. Greenlaw
July 31, 2014		Name: Hollis M. Greenlaw
Title: Chief Executive Officer

4